UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 21, 2017

Eagle Bancorp Montana, Inc.
(Exact name of registrant specified in its charter)

Delaware	1-34682	27-1449820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Prospect Avenue, Helena, Montana	59601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(406) 442-3080

[not applicable]
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02(e) Compensatory Arrangements

On December 21, 2017, Eagle Bancorp Montana, Inc. entered into Change in Control Agreements with Mark A. O’Neill, Senior Vice President/Chief Lending Officer of the Bank and Patrick D. Rensmon, Senior Vice President/Chief Information Officer of the Bank. The Change in Control Agreements provide a double trigger benefit equal to the sum of the executive’s annual salary and bonus for the most recently completed year. The benefits are payable if the executive’s employment is terminated without cause within two years after a change in control of Eagle Bancorp Montana or the executive resigns for good reason during the two years after change in control. The Change in Control Agreements are for two years, renewing automatically for successive one-year periods unless Eagle Bancorp Montana, Inc. provides written notice of nonrenewal 90 days before the contract anniversary date.

The agreements referred to in this item 5.02(e) are incorporated by reference as exhibits.

Item 9.01(d) Exhibits

*10.2	Form of Change in Control Agreement (included as Exhibit 10.3 to Eagle Bancorp Montana, Inc.’s Form 8-K filed on August 24, 2015 (SEC File No. 001-34682) and incorporated herein by this reference)

* Management contract or compensatory plan or arrangement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Bancorp Montana, Inc.

Date: December 28, 2017	/s/ Laura F. Clark
Laura F. Clark
Senior Vice President and Chief Financial Officer